UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2007

GRAMERCY CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32248	06-1722127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue New York, New York	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 297-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Merger Agreement

On November 2, 2007, Gramercy Capital Corp. (“Gramercy”), GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp. (“Merger Sub”), GKK Stars Acquisition LP (“Merger Sub OP”), American Financial Realty Trust (“AFR”) and First States Group, L.P. (“AFR OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Under the terms of the Merger Agreement, Merger Sub will merge with and into AFR (the “Merger”), with AFR continuing after the Merger as the surviving entity.  At the effective time of the Merger (i) each of the issued and outstanding common shares of beneficial interest of AFR will be converted into the right to receive (a) $5.50 in cash and (b) 0.12096 of a share of the common stock, par value $0.001 per share, of Gramercy (together, the “Merger Consideration”).  At the closing of the Merger, AFR’s stockholders will also be entitled to receive (i) the regular quarterly dividend declared and paid by Gramercy in respect of the first quarter of 2008, if any, and (ii) a portion of any special dividend declared by Gramercy before closing.

In addition, under the terms of the Merger Agreement, Merger Sub OP will merge with and into AFR OP (the “Partnership Merger” and, together with the Merger, the “Mergers”), with AFR OP continuing after the Partnership Merger as the surviving entity.  At the effective time of the Partnership Merger, each unit of limited partnership interest in AFR OP (each, an “OP Unit”) will be converted into the right to receive the applicable amount of Merger Consideration in respect of the number of common shares of beneficial interest of AFR issuable upon redemption of each OP Unit in accordance with the Amended and Restated Agreement of Limited Partnership of AFR OP, as amended (the “OP Agreement”), as if such OP Unit were redeemed for an equal number of common shares of beneficial interest of AFR immediately prior to the effective time of the Partnership Merger.

The Merger Agreement also provides that if the net proceeds received on the sales of specified properties prior to closing exceed agreed levels, an additional cash payment of half of such excess amount, if any (but no more than $0.25 per share) will be made at closing to the AFR stockholders.  The sales process is subject to various uncertainties and AFR stockholders should not assume that any such payment will be made.

AFR currently has approximately 130.3 million shares outstanding on a fully diluted basis (including common shares issuable upon redemption of OP Units).  Gramercy expects to assume approximately $1.45 billion of AFR’s outstanding debt and, as further described below, incur approximately $850 million of new debt in connection with the Mergers.  The Merger will be fully taxable to AFR’s stockholders and the limited partners of AFR OP (including with respect to the stock component of the Merger Consideration).

The Merger Agreement has been approved by the Board of Directors of Gramercy and by the Board of Trustees of AFR.

AFR has agreed to certain covenants, including, among others, subject to certain exceptions described in the Merger Agreement, an obligation not to solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries, proposals or offers or any other efforts or attempts that constitute or that reasonably may be expected to lead to a competing proposal (as defined in the Merger Agreement) or initiate or participate in any discussions or negotiations (other than to seek clarifications with respect to any competing proposal) regarding, or that reasonably may be expected to lead to, a competing proposal or approve or recommend, or publicly propose to approve or recommend, a competing proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to a competing proposal, or enter into any agreement or agreement in principle requiring AFR or AFR OP to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations under the Merger Agreement or resolve, propose or agree to do any of the foregoing, except as otherwise contemplated in the Merger Agreement.

Prior to the closing, AFR has agreed to operate its business in the ordinary course consistent with past practice and not to take certain actions specified in the Merger Agreement.  Prior to the closing, Gramercy has agreed to operate its business in the usual, regular and ordinary course consistent with good business judgment and not to take certain actions specified in the Merger Agreement.  Gramercy will be permitted to pay quarterly dividends through the consummation of the Merger.  AFR will be permitted to pay quarterly dividends for the fourth quarter of 2007, but will not be permitted to pay dividends for any quarter thereafter.

Consummation of the Merger is subject to customary conditions, including the approval of the Merger by the holders of AFR common shares of beneficial interest, the approval of the issuance of Gramercy’s common stock to be issued in the Mergers by the holders of Gramercy’s shares of common stock, the registration of Gramercy’s shares of common stock to be issued in the Merger, the listing of such shares on the New York Stock Exchange and the absence of any order, injunction or legal restraint or prohibition preventing the consummation of the Mergers.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party (subject to the materiality standards contained in the Merger Agreement), (ii) compliance in all material respects of the other party with its covenants, (iii) the absence of a material adverse effect (as defined in the Merger Agreement) on the other party and (iv) the delivery of opinions of counsel with respect to each other’s status as a real estate investment trust.

The Merger Agreement contains certain termination rights for both Gramercy and AFR and provides that, upon termination of the Merger Agreement under specified circumstances described in the Merger Agreement, AFR would be required to pay Gramercy an amount equal to $18.0 million on account of expenses and, in certain circumstances, a termination fee of $32.0 million.  In addition, Gramercy will be required to pay AFR $14.0 million upon termination under specified circumstances described in the Merger Agreement.

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk among the parties.

Contemporaneously with the execution and delivery of the Merger Agreement, AFR entered into a voting agreement with SL Green Operating Partnership, L.P. (“SLG OP”), which currently owns approximately 22% of Gramercy’s common stock, pursuant to which SLG OP agreed to, among other things, vote its shares of Gramercy’s common stock in favor of the issuance of Gramercy’s common stock in the Mergers.

Gramercy has obtained a commitment letter from Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green Realty Corp. (“SL Green”), to provide debt financing for the cash portion of the consideration in an amount up to $850 million, subject to certain customary conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated in this report by reference.

Purchase of OP Units

On November 2, 2007, Gramercy entered into an agreement (the “Purchase Agreement”) with Nicholas S. Schorsch and Meadowcourt Trust to purchase all of the OP Units owned by Mr. Schorsh and Meadowcourt Trust (a total of 1,363,928 OP Units) for an aggregate purchase price of $14,497,437.89.   At the time of the acquisition of the OP Units from Mr. Schorsch and Meadowcourt Trust, Gramercy also executed a joinder to the OP Agreement to become a limited partner of AFR OP.  Immediately prior to the sale of OP Units to Gramercy, Mr. Schorsch and Meadowcourt Trust executed an amendment to the OP Agreement modifying certain limited partner voting provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.  A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and is  incorporated herein by reference.

MS Investment

On November 2, 2007, Gramercy entered into a subscription agreement (the “Subscription Agreement”) to sell 3,809,524 shares of its common stock (the “MS Shares”) to SSF III Gemini, LP, an affiliate of Morgan Stanley Real Estate Special Situations Fund III (the “Subscriber”), pursuant to a private placement at a price of $26.25 per share for aggregate proceeds to Gramercy of approximately $100 million.  The MS Shares were issued on November 7, 2007 in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The transaction closed on November 7, 2007 (the “Closing”) resulting in the Subscriber owning approximately 11.3% of Gramercy’s outstanding common stock.  In connection with the sale of the MS Shares, Gramercy granted the Subscriber a limited exemption from the 9.8% ownership limitation set forth in Gramercy’s charter.  In addition, Gramercy, the Subscriber and SLG OP entered into a stockholders agreement (the “Stockholders Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) relating to certain matters.

In connection with the acquisition of the MS Shares, the Subscriber entered into a voting agreement with AFR pursuant to which the Subscriber agreed to, among other things, vote the MS Shares in favor of the issuance of Gramercy’s common stock in the Mergers.

The sale of the MS Shares is further described in the press release issued by Gramercy on November 5, 2007, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The foregoing descriptions of the Subscription Agreement, the Registration Rights Agreement and the Stockholders Agreement are qualified in their entirety by reference to the text of the respective agreements, each of which is attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information relating to the sale of the MS Shares by Gramercy to the Subscriber set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this filing are forward-looking statements.  All forward-looking statements speak only as of the date of this filing.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Gramercy, AFR, SL Green and their affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Gramercy and AFR, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic conditions, interest rates, capital market conditions, bankruptcies and defaults of borrowers or tenants in properties securing Gramercy’s investments, and other factors, which are beyond the companies’ control. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission.  The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information and Where to Find It

This report does not constitute an offer of any securities for sale.  Gramercy intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Gramercy and AFR and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Gramercy and AFR.  Investors and security holders of Gramercy and AFR are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Gramercy, AFR and the proposed transaction.  The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Gramercy or AFR with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy by contacting Gramercy’s Investor Relations at www.gramercycapitalcorp.com or via telephone at 212-297-1000.  Investors and security holders may obtain free copies of the documents filed with the SEC by AFR at www.afrt.com or via telephone at 215-887-2280.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Gramercy and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Gramercy and AFR in favor of the proposed transaction.  Information about the directors and executive officers of Gramercy and their respective interests in the proposed transaction is set forth in Gramercy’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

AFR and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AFR and Gramercy in favor of the proposed transaction.  Information about the directors and executive officers of AFR and their respective interests in the proposed transaction is set forth in AFR’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

Item 9.01               Financial Statements and Exhibits

2.1                                 Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, GKK Stars Acquisition LLC, Merger Sub, Merger Sub OP, AFR and First States Group, L.P.

10.1                           Purchase Agreement, dated as of November 2, 2007, by and among Gramercy, Nicholas S. Schorsch and Meadowcourt Trust.

10.2                           Subscription Agreement, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, the Subscriber and Morgan Stanley Real Estate Special Situations Fund III, L.P., as guarantor.

10.3                           Registration Rights Agreement, dated as of November 2, 2007, by and among Gramercy, the Subscriber and SLG OP.

10.4                           Stockholders Agreement, dated as of November 2, 2007, by and among Gramercy, the Subscriber and SLG OP.

99.1                           Press release of Gramercy issued on November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAMERCY CAPITAL CORP.

Date: November 8, 2007	By:	/s/ Robert R. Foley
Robert R. Foley
Chief Financial Officer

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, GKK Stars Acquisition LLC, Merger Sub, Merger Sub OP, AFR and First States Group, L.P.

10.1	Purchase Agreement, dated as of November 2, 2007, by and among Gramercy, Nicholas S. Schorsch and Meadowcourt Trust.

10.2	Subscription Agreement, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, the Subscriber and Morgan Stanley Real Estate Special Situations Fund III, L.P., as guarantor.
10.3	Registration Rights Agreement, dated as of November 2, 2007, by and among Gramercy, the Subscriber and SLG OP.
10.4	Stockholders Agreement, dated as of November 2, 2007, by and among Gramercy, the Subscriber and SLG OP.
99.1	Press release of Gramercy issued on November 5, 2007.